EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

CHARMING SHOPPES, INC. ANNOUNCES COMPLETION OF SALE OF PRIVATE LABEL CREDIT CARD PROGRAM TO ALLIANCE DATA; ANNOUNCES APPOINTMENT OF GLOBAL SOURCING EXECUTIVES

BENSALEM, Pa., November 2, 2009, Charming Shoppes, Inc. (Nasdaq: CHRS), a leading multi-brand apparel retailer specializing in women's plus apparel today announced the completion of the sale of Charming Shoppes’ (the “Company”) credit card receivables programs to Alliance Data Systems Corporation (“Alliance Data”).  As previously announced, Charming Shoppes and Alliance Data have also entered into a ten-year operating agreement for the servicing of Charming Shoppes’ private label credit card receivables program.  Additionally, the Company announced today that it has strengthened its global sourcing team through the addition of four brand sourcing executives.

Charming Shoppes received net cash proceeds of approximately $136 million related to the credit card receivables transaction.  This transaction consisted of the sale of Charming Shoppes’ private label credit card portfolio, along with certain other assets and liabilities that are required to support these card programs, and the monetization of Charming Shoppes’ consolidated balance sheet asset “Investment in Asset-Backed Securities.” Gross proceeds from the transaction were approximately $166 million, of which approximately $30 million was utilized to fund the termination of contractual obligations related to the credit card receivables programs and exit costs.  Previously, Charming Shoppes’ Investment in Asset-Backed Securities was held on its consolidated balance sheet. Its off-balance sheet securitization funding facilities were held in the Charming Shoppes Master Trust.  Alliance Data has assumed the operation of this Trust and all funding responsibility in support of the credit card receivables program.

Jim Fogarty, President and Chief Executive Officer of Charming Shoppes, Inc. commented, “We are pleased to have closed this transaction with Alliance Data.  The transaction benefits Charming Shoppes and our shareholders, first, by enabling us to further focus on our core business, second, by removing the financing risk associated with both the credit card receivable securitization program and the underlying credit card portfolio, and third, by further bolstering our strong liquidity profile.  We view our private label credit card program as an integral component of our retailing strategy, and continuing to deliver superior value and service to our 4.5 million active private label credit customers as key to our success.  With Alliance Data as our strategic partner, we believe we can continue to deliver for our customer.”

Under the terms of the operating agreement, Alliance Data has assumed the operation of Charming Shoppes’ private label credit card programs for its Lane Bryant, Fashion Bug and Catherines brands.  Alliance Data will provide private label credit card services including account acquisition and activation; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions and marketing services, as well as receivables funding.

To ensure continuity in customer service and collections, Alliance Data will maintain and operate Charming Shoppes’ existing Milford, Ohio facility. Charming Shoppes will continue to manage credit marketing strategy for its retail brands.

Eric M. Specter, Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc. commented, “The Company will receive payments from Alliance Data based on credit sales generated by the private label credit card portfolio. These payments are expected to substantially replace the Company's net credit contribution related to its credit card portfolio, based on the trailing twelve months ended August 1, 2009.”

BofA Merrill Lynch and Barclays Capital served as financial advisors to Charming Shoppes, Inc. on the transaction for the sale of the Company’s credit card receivables program.

Charming Shoppes also announced today it has strengthened its global sourcing team through the addition of four brand sourcing executives to the organization.

Jim Fogarty commented, “Improving our global sourcing – our strategies, our execution, and accelerating our drive for superior product value, while improving “like for like” cost of goods sold savings across all of our brands – has been one of my key initiatives for our organization. Each of our new brand sourcing executives are charged with developing a brand appropriate sourcing strategy and will work together with our head of global sourcing and our brand teams to execute these strategies and optimize and leverage our vendor base.  I am very pleased with the quality of the sourcing talent we are fielding and am happy to welcome each of them to Charming Shoppes.”

The Company’s appointments included:
Roland Medrano, Senior Vice President, Sourcing, Lane Bryant – Roland joins Lane Bryant from Gear for Sports where he held the position of Senior Vice President of Supply Chain for six years, responsible for Global Sourcing, Inventory Management, Quality Assurance, Corporate Social Responsibility, Customs & Logistics and eight international buying offices.  Prior to Gear for Sports, Roland led the Sourcing function at JCPenney and had VP responsibility for Sourcing and Production at Gymboree, Young Stuff Apparel and Speedo.

Larry Burak, Senior Vice President, Sourcing, Fashion Bug – Larry has built a successful 30+ year career in global sourcing, manufacturing and operations. His most recent role was as Senior Vice President, Chief Operating Officer with Warnaco Swimwear Group where he was responsible for operations in both the eastern and western hemispheres.  Larry’s career also includes senior leadership roles with Liz Claiborne, Guess Jeans, Limited and Kellwood.

Donna Perri, Vice President, Sourcing, Catherines – Donna joins Catherines from Talbots where she was most recently Vice President of Global Sourcing for all woven categories for the Talbots Brand and Premium Outlets.  Before joining Talbots, Donna was Senior Director, Product Development, Production and Sourcing at Guess?Inc, and Director of Global Sourcing and Product Development, Wovens for one year at Ann Taylor, and six years in their Loft division during its formative years.

John Gambino, Vice President, Sourcing, Lane Bryant Outlet – Prior to joining Lane Bryant Outlet, John’s most recent role was Global Sourcing/Manufacturing and Product Development Director at Liz Claiborne.  His prior positions during his 17-year career at Liz included Director of Technical Service and Director Corporate Quality Assurance.  Earlier in his career, John was Production Manager at Cattiva Outerwear and Production, Manufacturing and Quality Manager at Bert Newman in New York.

About Charming Shoppes, Inc.
Charming Shoppes, Inc. (NASDAQ: CHRS) is a leading multi-brand specialty apparel retailer primarily focused on plus-size women's apparel and the parent company of Lane Bryant, Fashion Bug, Catherines Plus Sizes, Figi’s and Petite Sophisticate Outlet.  At August 1, 2009, Charming Shoppes, Inc. operated 2,258 retail stores in 48 states under the names LANE BRYANT®, LANE BRYANT CACIQUE®, LANE BRYANT OUTLET®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, and PETITE SOPHISTICATE OUTLET®.  The Company also operates the Figi’s® Gifts in Good Taste® catalog, specializing in holiday fare, gift-giving convenience, and exclusive and personalized items. Headquartered in Bensalem, PA, Charming Shoppes employs approximately 26,000 employees worldwide.  Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc. and www.lanebryant.com, www.fashionbug.com, www.catherines.com and www.figis.com to learn about our brands.

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, credit card receivables program, appointments of executives, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to realize the benefits from the sale of our credit card program to, and the operation of our credit card program by, our third-party provider, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to effectively implement the Company's plans for a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to effectively implement the Company's plans for the transformation of its brands to a vertical specialty store model, the failure to continue receiving financing at an affordable cost through the availability of credit we receive from our bankers, suppliers and their agents, the failure to effectively implement our planned consolidation, cost and capital budget reduction plans and store closing plans, the failure to achieve increased profitability through the adoption by the Company's brands of a vertical specialty store model, the failure to achieve improvement in the Company's competitive position, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, our report on Form 8-K dated June 19, 2009, our Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955